UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  April 10, 2009
__________________________

WorldGate Communications, Inc.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25755	23-2866697
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

3190 Tremont Avenue
Trevose, Pennsylvania 19053
 (Address of Principal Executive Offices) (Zip Code)

(215) 354-5100
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2009, the board of directors of WorldGate Communications, Inc. (the “Company”) appointed Robert Stevanovski to serve as Interim Chief Executive Officer of the Company.  Mr. Stevanovski currently serves as the Company’s Chairman of the Board.  The board also appointed Geoffrey M. Boyd and Richard P. Nespola as directors of the Company effective April 10, 2009.  Each of Messrs. Boyd and Nespola are independent directors as defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules.  In connection with their appointments to the board, Mr. Boyd was named as chairman of the Audit Committee and Mr. Nespola was named as chairman of the Compensation Committee.

There is no arrangement or understanding between Messrs. Boyd or Nespola and any other person pursuant to which they were appointed as directors of the Company. Each of Messrs.  Boyd and Nespola will be eligible to participate in all non-management director compensation plans or arrangements available to the Company’s directors.

A copy of the press release announcing these appointments is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press release issued by the Company dated April 13, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLDGATE COMMUNICATIONS, INC.

By:	/s/ Joel Boyarski
Name:	Joel Boyarski
Title:	Chief Financial Officer

Dated: April 13, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company dated April 13, 2009